FORM 8-K/A CURRENT REPORT
================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                  ----------

                                  FORM 8-K/A
                                CURRENT REPORT

                      PURSUANT TO SECTION 13 OR 15(D) OF
                     THE SECURITIES EXCHANGE ACT OF 1934

Date of Report                                                     June 7, 1996
(Date of earliest event reported)

                        MOLECULAR DEVICES CORPORATION
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                                   DELAWARE
                (STATE OR OTHER JURISDICTION OF INCORPORATION)

          0-27316                                             94-2914362
   (COMMISSION FILE NUMBER)                 (IRS EMPLOYER IDENTIFICATION NUMBER)

1311 Orleans Drive, Sunnyvale, California 94089                 94089
   (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                   (ZIP CODE)

                                 (408) 747-1700
             (REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE)



================================================================================

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

   Item 7, (a) and (b) on page 2 of the current report on Form 8-K dated June 7, 1996 are amended in their entirety as follows:

   a) Financial Statements of Business Acquired. The following 8 pages contain the balance sheet of NovelTech Systems, Inc. as of March 31, 1996 and the related statements of operations, cash flows and stockholders' deficit for the year ended March 31, 1996, together with the report of NovelTech Systems Inc.'s independent auditors thereon.

                           NOVELTECH SYSTEMS, INC.
                             Financial Statements
                                March 31, 1996
                                     with
                        Report of Independent Auditors

                        REPORT OF INDEPENDENT AUDITORS


To the Stockholders of
NovelTech Systems, Inc.:


   We have audited the accompanying balance sheet of NovelTech Systems, Inc. as of March 31, 1996, and the related statements of operations, stockholders' deficit and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.


   We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also incudes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

   In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of NovelTech Systems, Inc. as of March 31, 1996, and the results of its operations and its cash flows for the years then ended, in conformity with generally accepted accounting principles.


                                                             Ernst & Young LLP

Palo Alto, California
June 28, 1996

                             NOVELTECH SYSTEMS, INC.
                                  BALANCE SHEET
                                 MARCH 31, 1996



ASSETS:
 Current Assets:
  Cash .....................................................          $ 129,596
  Accounts Receivable ......................................            127,894
  Inventories ..............................................            198,852
                                                                      ---------
   Total Current Assets ....................................            456,342
 Property and equipment, net: ..............................             23,927
 Other assets: .............................................                288
                                                                      ---------
                                                                      $ 480,557
                                                                      =========

LIABILITIES AND STOCKHOLDERS' DEFICIT
Current Liabilities:
 Accounts Payable ..........................................          $  70,830
 Other Accrued Liabilities .................................            273,078
 Customer Deposits .........................................            240,205
                                                                      ---------
   Total Current Liabilities ...............................            584,113

Stockholders' Deficit:
 Common Stock, no par value, 60,000 ........................              1,000
  shares authorized, 10,000 outstanding
 Accumulated deficit .......................................           (104,556)
                                                                      ---------
   Total Stockholders' deficit .............................           (103,556)
                                                                      ---------
                                                                      $ 480,557
                                                                      =========


    The accompanying notes are an integral part of this financial statement.

                             NOVELTECH SYSTEMS, INC.
                             STATEMENT OF OPERATIONS
                            YEAR ENDED MARCH 31, 1996



REVENUES .......................................................      $ 993,685

COST OF REVENUES ................................................       535,687
                                                                      ---------

 Gross margin ...................................................       457,998

OPERATING EXPENSES
 Selling, general and administrative ............................       603,240
                                                                      ---------

NET LOSS ........................................................     ($145,242)
                                                                      =========

                           NOVELTECH SYSTEMS, INC.
                      STATEMENT OF STOCKHOLDERS' DEFICIT

                                                                       TOTAL
                                                    ACCUMULATED    STOCKHOLDERS'
                                     COMMON STOCK     DEFICIT         DEFICIT
                                    -------------- ------------- ---------------

BALANCE AT MARCH 31, 1995 .......      $   1,000      $  40,686       $  41,686
 Net Loss .......................           --         (145,242)       (145,242)
                                       ---------      ---------       ---------

BALANCE AT MARCH 31, 1996 .......      $   1,000      $(104,556)      $(103,556)
                                       =========      =========       =========

                           NOVELTECH SYSTEMS, INC.
                           STATEMENT OF CASH FLOWS
                          YEAR ENDED MARCH 31, 1996



CASH FLOW FROM OPERATING ACTIVITIES:
Net Loss ................................................         $ (145,242)
Adjustments to reconcile net loss to net cash provided
 by operating activities ................................
 Depreciation ...........................................              2,725
(Increase) decrease in assets:
 Accounts Receivable ....................................           (127,894)
 Inventory ..............................................           (192,171)
 Other Assets ...........................................                237
Increase (decrease) in liabilities:
 Accounts Payable .......................................             65,230
 Other accrued liabilities ..............................            233,560
 Customer deposits ......................................            240,205
                                                                   ------------
Net cash provided by operating activities ...............             76,650
                                                                   ------------

CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures ....................................            (26,652)
                                                                   ------------
Net cash used in investing activities ...................            (26,652)
                                                                   ------------

Net increase in cash ....................................             49,998
Cash beginning of year ..................................             79,598
                                                                   ------------
Cash at end of year .....................................          $ 129,596
                                                                   ============

                             NOVELTECH SYSTEMS, INC.
                          NOTES TO FINANCIAL STATEMENTS


NOTE 1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

   Basis Of Presentation

     NovelTech Systems, Inc. (the "Company") was founded in 1993 as a Michigan Corporation and is primarily involved in the development and sale of bioanalytical measurement systems for life sciences applications. The primary market for the Company's products is large pharmaceutical companies.

   Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

   Concentration of Credit Risk

     The Company sells its products primarily to corporations within the life sciences research market. The company performs ongoing credit evaluations of its customers and generally does not require collateral. The Company has not experienced any material credit losses.

   Inventories

     Inventories are stated on a first-in, first out basis at the lower of cost or market. Demonstration equipment, included in inventories, is amortized over two years.

   Equipment

     Equipment is recorded at cost and depreciated using the straight-line method over the estimated useful life of the assets (ranging from three to five years).

   Revenue Recognition and Warranty

     The Company recognizes product revenue at the time of product shipment to customers and provides for estimated warranty expense at the time of sale.

NOTE 2. BALANCE SHEET AMOUNTS


                                                            MARCH 31, 1996
                                                            --------------
        Inventories:
         Raw materials ..............................       $   1,239
         Work in process ............................         139,568
         Finished goods and demonstration equipment            58,045
                                                            --------------
                                                            $ 198,852
                                                            ==============

        Property and equipment:
         Machinery and equipment ....................       $  25,842
         Furniture and Fixtures .....................          19,675
                                                            --------------
                                                               45,517
         Less: Accumulated depreciation .............          21,590
                                                            --------------
        Net property and equipment .................        $  23,927
                                                            ==============


NOTE 3. LEASE COMMITMENTS

     The Company occupies a facility under an operating lease which expired March 31, 1996. Subsequent to that date, the Company is committed to the lease on a month-to-month basis at $2,205 per month.

NOTE 4. INCOME TAXES

     As of March 31, 1996, the Company had deferred tax assets of approximately $70,000. Deferred tax assets relate primarily to accrued expenses that are not currently deductible for income tax purposes. Based upon the Company's lack of earnings history, a valuation allowance for deferred assets of approximately $70,000 at 3/31/96 is required to reduce the Company's net deferred asset to the amount realizable at present (zero).

NOTE 5. SUBSEQUENT EVENTS

     On June 7, 1996, all of the outstanding common stock of the Company was acquired by Molecular Devices Corporation of Sunnyvale, California. The Company is now fully-owned by Molecular Devices Corporation.

ITEM 7.


   b) Pro Forma Financial Information. The following 4 pages contain the unaudited pro forma condensed consolidated balance sheet of the Registrant and NovelTech Systems Inc. ("NovelTech") as of December 31, 1995, and the unaudited pro forma condensed consolidated statements of operations of the Registrant and NovelTech for the year ended December 31, 1995 and for the three month period ended March 31, 1996 and the notes thereto.


   The following unaudited pro forma condensed consolidated balance sheet and the condensed consolidated statements of operations of Molecular Devices Corporation ("the Company") and NovelTech (collectively, the pro forma statements) were prepared to illustrate the estimated effects of the acquisition by the Company of all of the outstanding common shares of NovelTech for balance sheet purposes as of December 31, 1995 and for purposes of the statements of operations commencing January 1, 1995. The pro forma statements of operations reflect the combined revenues and expenses of the Company and NovelTech. The pro forma statements do not purport to represent what the Company's financial position or results of operations would have been if the acquisition in fact had occurred on the date or at the beginning of the periods indicated or to project the Company's financial position or results of operations for any future date or period.


   The pro forma condensed consolidated balance sheet at December 31, 1995 includes the condensed consolidated balance sheet of the Company as of December 31, 1995 and the condensed balance sheet of NovelTech as of March 31, 1996. The pro forma results of operations for the year ended December 31, 1995 include the operating results of the Company for the twelve months ended December 31, 1995 and the operating results of NovelTech for the twelve months ended March 31, 1996. The pro forma results of operations for the three months ended March 31, 1996 include the operating results of the Company for the three months ended March 31, 1996 and the operating results of NovelTech for the three months ended March 31, 1996.

   The pro forma adjustments are based upon available information and upon a valuation performed as of June 7, 1996 that the Company believes are reasonable in the circumstances. The purchase price has been allocated to the acquired assets and liabilities based on a determination of their respective values. The pro forma statements and accompanying notes should be read in conjunction with the respective historical financial statements of the Company (included in its 1995 Annual Report on Form 10-K) and NovelTech, including the notes thereto. The historical financial statements of NovelTech are included elsewhere in this Form 8-K/A.


                                              MOLECULAR DEVICES CORPORATION
                                 UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                                                    DECEMBER 31, 1995
                                                      (IN THOUSANDS)
                                                        MOLECULAR         NOVELTECH
                                                         DEVICES         SYSTEMS, INC.       PRO FORMA       PRO FORMA
                                                        HISTORICAL         HISTORICAL        ADJUSTMENTS      COMBINED
                                                       ------------     ---------------    ---------------   -----------
ASSETS
Current assets:
 Cash and cash equivalents ...........................   $ 20,379          $    130          $(1,710)[2(i)]    $ 18,799
 Accounts receivable .................................      3,987               128              --               4,115
 Inventories .........................................      1,393               199              --               1,592
 Deferred tax assets .................................      1,161              --                --               1,161
 Other current assets ................................        141              --                --                 141
                                                         --------          --------          --------          --------
  Total current assets ...............................     27,061               457           (1,710)            25,808

Equip & leasehold improvements, net ..................      1,588                24              --               1,612
Other assets .........................................        151              --                --                 151
Acquired technology ..................................       --                --              4,795 [2(i)]
                                                                                              (4,645)[2(ii)]
                                                                                                 (75)[2(ii)]         75
                                                         --------          --------          --------          --------
                                                         $ 28,800          $    481          $(1,635)         $ 27,646
                                                         ========          ========          ========          ========

LIABILITIES & STOCKHOLDERS' EQUITY
Current liabilities:
 Accounts payable ....................................   $    932          $     71          $   --            $  1,003
 Accrued compensation ................................        876                60              --                 936
 Other accrued liabilities ...........................      1,915               453              --               2,368
 Deferred revenue ....................................        476              --                --                 476
 Current obligations under credit arrangements .......         76              --                --                  76
 NovelTech promissory notes ..........................       --                --              1,500[2(i)]        1,500
                                                         --------          --------          --------          --------
  Total current liabilities ..........................      4,275               584            1,500              6,359
Stockholders' equity:
 Common stock--MDC ...................................          8              --                --                   8
 APIC--MDC ...........................................     35,159              --              1,482[2(i)]       36,641

 Accumulated deficit--MDC ............................    (10,100)             --             (4,720)           (14,820)
 Common stock--NTS ...................................       --                   1               (1)[2(i)]          --

 Accumulated deficit--NTS ............................       --                (104)             104 [2(i)]          --

 Deferred compensation ...............................       (537)             --                --                (537)
 Accumulated translation adjustment ..................         (5)             --                --                  (5)
                                                         --------          --------          --------          --------
  Total stockholders' equity .........................     24,525              (103)          (3,135)            21,287
                                                         --------          --------          --------          --------
                                                         $ 28,800          $    481          $(1,635)          $ 27,646
                                                         ========          ========          ========          ========

               See accompaning notes to the unaudited pro forma condensed consolidated financial statements

                                        MOLECULAR DEVICES CORPORATION
                     UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                                        YEAR ENDED DECEMBER 31, 1995
                                    (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                    MOLECULAR      NOVELTECH
                                                     DEVICES     SYSTEMS, INC.    PRO FORMA      PRO FORMA
                                                    HISTORICAL    HISTORICAL     ADJUSTMENTS     COMBINED
                                                  ------------ --------------- -------------   -----------
REVENUES:
 Product revenues .................................  $ 23,116     $    994        $   --          $ 24,110
 Contract revenues ................................     2,499         --              --             2,499
                                                     --------     --------        --------        --------
  Total revenues ..................................    25,615          994            --            26,609
                                                     --------     --------        --------        --------
COST OF REVENUES:
 Cost of product revenues .........................     8,482          536            --             9,018
 Cost of contract revenues ........................     1,934         --              --             1,934
                                                     --------     --------        --------        --------
  Total cost of revenues ..........................    10,416          536            --            10,952
                                                     --------     --------        --------        --------
 Gross margin .....................................    15,199          458            --            15,657
                                                     --------     --------        --------        --------
OPERATING EXPENSES:
 Company-funded research & development ............     3,639         --              --             3,639
 Selling, general and administrative ..............     8,549          603              75[3(a)]     9,227
                                                     --------     --------        --------        --------
  Total operating expenses ........................    12,188          603              75          12,866
                                                     --------     --------        --------        --------
Income (loss) from operations .....................     3,011         (145)            (75)          2,791
Other income (expense), net .......................       (33)        --              --               (33)
                                                     --------     --------        --------        --------
Income (loss) before income taxes .................     2,978         (145)            (75)          2,758
Income tax benefit ................................     1,081         --              --             1,081
                                                     --------     --------        --------        --------
NET INCOME (LOSS) .................................  $  4,059     $   (145)       $    (75)       $  3,839
                                                     ========     ========        ========        ========
NET INCOME PER SHARE ..............................  $   0.52                                     $   0.48
                                                     ========                                     ========
SHARES USED IN COMPUTING NET INCOME PER SHARE .....     7,851                                        7,997
                                                     ========                                     ========

       See accompanying notes to the unaudited pro forma condensed consolidated financial statements


                                        MOLECULAR DEVICES CORPORATION
                      UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                                      THREE MONTHS ENDED MARCH 31, 1996
                                    (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                           MOLECULAR         NOVELTECH
                                            DEVICES         SYSTEMS, INC.      PRO FORMA           PRO FORMA
                                           HISTORICAL        HISTORICAL       ADJUSTMENTS          COMBINED
                                          ------------    ---------------    -------------        -----------
REVENUES:
 Product revenues .................          $ 6,005          $   488           $  --             $ 6,493
 Contract revenues ................               97             --                --                  97
                                             -------          -------           -------           -------
  Total revenues ..................            6,102              488              --               6,590
                                             -------          -------           -------           -------
COST OF REVENUES:
 Cost of product revenues .........            2,196              237              --               2,433
 Cost of contract revenues ........               46             --                --                  46
                                             -------          -------           -------           -------
  Total cost of revenues ..........            2,242              237              --               2,479
                                             -------          -------           -------           -------
 Gross margin .....................            3,860              251              --               4,111
                                                              -------           -------           -------
OPERATING EXPENSES:
 Company-funded research & development         1,029             --                --               1,029
 Selling, general and administrative           2,103              382           19[3(a)]            2,504
                                             -------          -------           -------           -------
  Total operating expenses ........            3,132              382                19             3,533
                                             -------          -------           -------           -------
Income (loss) from operations .....              728             (131)              (19)              578
Other income (expense), net .......              265             --                --                 265
                                             -------          -------           -------           -------
Income (loss) before income taxes .              993             (131)              (19)              843
Income tax benefit ................              100             --                --                 100
                                             -------          -------           -------           -------
NET INCOME (LOSS) .................          $ 1,093          $  (131)          $   (19)          $   943
                                             =======          =======           =======           =======
NET INCOME PER SHARE ..............          $  0.12                                              $  0.10
                                             =======          =======           =======           =======
SHARES USED IN COMPUTING
 NET INCOME PER SHARE .............            9,427                                                9,573
                                             =======          =======           =======           =======

        See accompanying notes to the unaudited pro forma condensed consolidated financial statements

                          MOLECULAR DEVICES CORPORATION

         NOTES TO PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

                                   (UNAUDITED)

NOTE 1. BASIS OF PRESENTATION

   The pro forma information presented is theoretical in nature and not necessarily indicative of future consolidated results of operations of the Company or the consolidated results of operations which would have resulted had the Company acquired a 100% ownership interest in NovelTech Systems, Inc. ("NovelTech") during the periods presented. The pro forma condensed consolidated financial statements reflect the effects of the NovelTech acquisition, assuming that the acquisition and related events occurred as of December 31, 1995 for the purposes of the condensed consolidated balance sheet, and as of January 1, 1995 for the purposes of the condensed consolidated statements of operations for the year ended December 31, 1995 and for the three months ended March 31, 1996.

NOTE 2. PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET ADJUSTMENTS

   (i) The purchase price for NovelTech was determined as follows:


Cash .........................................................           $1,710
Promissory notes .............................................           $1,500
Issuance of 146,342 shares common stock ......................            1,482
                                                                         ------
                                                                         $4,692
                                                                         ======

   The purchase price was allocated based on an independent appraisal as follows:


Assumption of NovelTech liabilities in excess of assets at              $  (103)
 December 31, 1995 ...............................................
Acquired developed technology ....................................          150
Acquired in-process technology ...................................        4,645
                                                                        -------
                                                                        $ 4,692
                                                                        =======
   (ii) Write-off acquired in-process technology.

   In the second quarter of 1996, $4,645,000 of acquired in-process research and development will be charged against operations. Only the liabilities in excess of assets of $103,000 and the $150,000 of acquired technology will remain on the balance sheet after this $4,645,000 charge. The $150,000 of acquired technology will be amortized over an estimated useful life of two years.

NOTE 3. PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS ADJUSTMENTS

   (a) Amortization of capitalized technology, assuming an amortization period of two years.

   In the second quarter of 1996, the Company charged $4,645,000 to expense which is the portion of the purchase price allocated to acquired in-process technology. In accordance with SEC Regulation S-X, Rule 11-02 (b) (5), non recurring charges, such as the charge for acquired in-process technology resulting from the acquisition are not reflected in the Pro Forma statements of operations.

NOTE 4. PER SHARE CALCULATIONS

   The pro forma combined net income per share and shares used in computing amounts for the year ended December 31, 1995 and the three months ended March 31, 1996 have been calculated assuming that the acquisition occurred on January 1, 1995. Accordingly, the 146,342 common shares issued have been treated as outstanding since that date.